Exhibit 99.1

For Immediate Release

Investor Contact:	Melissa Rose
877-645-6464

Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES REPORTS

FIRST QUARTER 2007 FINANCIAL RESULTS

Company Confirms Overall 2007 Segment Profit Guidance of $190 Million to $210 Million

AVON, Conn. – April 27, 2007 – Magellan Health Services, Inc. (Nasdaq:MGLN) today reported operating results for the first quarter of fiscal year 2007.  In addition, the Company confirmed that it expects to generate segment profit in the range of $190 million to $210 million in 2007.

Financial Results

For the quarter ended March 31, 2007, the Company reported net revenue of $487.0 million and net income of $21.0 million, or $.53 per diluted common share.  For the prior year quarter, net revenue was $400.6 million.  Net income for the prior year quarter was $22.3 million, or $.59 per diluted common share.  Segment profit (which represents income from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, income taxes and minority interest) for the current year quarter was $53.0 million, compared with $49.2 million in the prior year quarter.

See the attached tables detailing the Company’s operating results, including results by segment.

The Company ended the quarter with unrestricted cash and investments of $222.9 million. Cash flow from operations for the three months ended March 31, 2007 was $46.1 million compared with $19.9 million for the comparable period in the prior year.

Steven J. Shulman, chairman and chief executive officer, said, “In addition to generating robust financial results for the first quarter, we have made significant progress toward our strategic goals through the sale of a second risk radiology management contract. Our financial strength is an important factor in our customers’ confidence in us as a strategic partner.  Our focus on ensuring that we serve our customers, members and providers effectively and efficiently and our responsible management of the financial aspects of our business are hallmarks of our approach and key to our success in serving all of our stakeholders.”

Mark S. Demilio, chief financial officer, said, “We are reaffirming our overall segment profit guidance for 2007 of $190 million to $210 million. This reaffirmation takes into consideration adjustments in the quarter for favorable prior period care development of $4.3 million as well as the adverse impact to our prior guidance for 2007 of approximately $10 million that we previously disclosed with respect to the implementation of the new

-more-

risk radiology contracts with CIGNA and Empire. Overall we are very pleased with our financial position.  The Company’s balance sheet grows stronger each quarter, enabling us to continue to consider acquisitions and other initiatives to enhance shareholder value.”

Earnings Results Conference Call

A conference call will be held to discuss the Company’s financial results at 10:00 a.m. Eastern time on Friday, April 27.  To participate in the conference call, interested parties should call 1-888-390-4698 and reference the passcode First Quarter Earnings and conference leader Steve Shulman approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at the investor relations page of Magellan’s Web site, www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. The call-in numbers for the replay are 800-925-2994 and 402-220-4141 (from outside the U.S.).

Those who plan to access the Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on February 28, 2007, for material information regarding Magellan’s operational and financial results, including the section entitled “Risk Factors.”

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including without limitation statements regarding estimates of segment profit. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries;  litigation; competition;  operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this

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measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

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MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2007 (1)

Net revenue	$400,596	$487,004

Cost and expenses:
Cost of care	269,835	308,819
Cost of goods sold	—	34,117
Direct service costs and other operating expenses (2)	87,468	97,875
Equity in earnings of unconsolidated subsidiaries	(390)	—
Depreciation and amortization	10,657	13,652
Interest expense	1,969	1,852
Interest income	(4,217)	(5,187)
Gain on sale of assets	(4,745)	—
	360,577	451,128

Income from continuing operations before income taxes. .	40,019	35,876
Provision for income taxes	17,704	14,907
Net income	22,315	20,969
Other comprehensive income	210	5
Comprehensive income	$22,525	$20,974

Weighted average number of common shares outstanding – basic	36,704	38,231
Weighted average number of common shares outstanding – diluted	38,101	39,264

Net income per common share – basic	$0.61	$0.55

Net income per common share – diluted	$0.59	$0.53

(1)   For a more detailed discussion of Magellan’s results for the quarter ended March 31, 2007, refer to the Company’s Quarterly Report on Form 10-Q which will be filed with the SEC on April 27, 2007, and the live broadcast or taped replay of the Company’s earnings conference call on April 27, 2007, which will be available at www.MagellanHealth.com.

(2)   Includes stock compensation expense of $5,500 and $6,787 for the three months ended March 31, 2006 and 2007, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2006	2007

Cash flows from operating activities:
Net income	$22,315	$20,969

Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of assets	(4,745)	—
Depreciation and amortization	10,657	13,652
Equity in earnings of unconsolidated subsidiaries	(390)	—
Non-cash interest expense	347	347
Non-cash stock compensation expense	5,500	6,787
Non-cash income tax expense	15,938	13,973
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash	(22,044)	(15,488)
Accounts receivable, net	1,953	(4,944)
Other assets	4,984	(100)
Accounts payable and accrued liabilities	(10,126)	(10,767)
Medical claims payable and other medical liabilities	(4,460)	21,799
Other	(69)	(107)
Net cash provided by operating activities	19,860	46,121

Cash flows from investing activities:
Capital expenditures	(4,185)	(5,416)
Acquisitions and investments in businesses, net of cash acquired	(120,029)	(5,271)
Proceeds from sale of assets	20,475	—
Purchase of investments	(12,568)	(33,278)
Maturity of investments	171,672	35,580
Net cash provided by (used in) investing activities	55,365	(8,385)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(6,385)	(7,801)
Proceeds from exercise of stock options and warrants	5,218	15,615
Other	—	(333)
Net cash (used in) provided by financing activities	(1,167)	7,481
Net increase in cash and cash equivalents	74,058	45,217
Cash and cash equivalents at beginning of period	81,039	163,737
Cash and cash equivalents at end of period	$155,097	$208,954

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except membership amounts in millions)

	Three Months Ended March 31,
	2006	2007
Net revenue
• Health Plan	$157,787	$178,600
• Employer	33,180	31,213
• Public Sector	201,899	224,374
• Radiology Benefits Management	7,730	10,731
• Specialty Pharmaceutical Management	—	42,086
Total revenue	400,596	487,004

Cost of care
• Health Plan	86,276	105,776
• Employer	8,155	6,823
• Public Sector	175,404	196,220
Total cost of care	269,835	308,819

Cost of goods sold – Specialty Pharmaceutical Management	—	34,117

Direct service costs
• Health Plan	26,572	26,616
• Employer	16,763	15,518
• Public Sector	8,215	9,959
• Radiology Benefits Management	6,457	10,961
• Specialty Pharmaceutical Management	—	4,619
Total direct services costs	58,007	67,673

Other operating expenses – Corporate & Other	29,461	30,202

Equity in earnings of unconsolidated subsidiaries – Health Plan	(390)	—

Stock compensation expense (1)
• Health Plan	(238)	(392)
• Employer	(68)	(116)
• Public Sector	(153)	(211)
• Radiology Benefits Management	(207)	(462)
• Specialty Pharmaceutical Management	—	(2,052)
• Corporate & Other	(4,834)	(3,554)
Total stock compensation expense	(5,500)	(6,787)

Segment profit (loss)
• Health Plan	45,567	46,600
• Employer	8,330	8,988
• Public Sector	18,433	18,406
• Radiology Benefits Management	1,480	232
• Specialty Pharmaceutical Management	—	5,402
• Corporate & Other	(24,627)	(26,648)
Total segment profit	$49,183	$52,980

Reconciliation of segment profit to income from continuing operations before income taxes:
Segment profit	$49,183	$52,980
Stock compensation expense	(5,500)	(6,787)
Depreciation and amortization	(10,657)	(13,652)
Interest expense	(1,969)	(1,852)
Interest income	4,217	5,187
Gain on sale of assets	4,745	—
Income from continuing operations before income taxes	$40,019	$35,876

Membership
• Health Plan		28.1
• Employer		14.2
• Public Sector		2.1
• Radiology Benefits Management		16.3
Total membership		60.7

(1)          Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.